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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of Nordstrom Credit, Inc. on Form S-3 of the report of Deloitte & Touche LLP dated March 7, 1997, appearing in the Annual Report on Form 10-K of Nordstrom Credit, Inc. for the year ended January 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

April 7, 1997
Seattle, Washington